UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2009

I.R.S.
Commission	Exact name of registrant as specified in its charter	State of	Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
WGL Holdings, Inc. and its public utility subsidiary, Washington Gas Light Company (“Washington Gas”), (together, the “Companies”), reported that on June 25, 2009, the boards of directors of the Companies announced the following actions taken as part of the Companies’ succession plan. These actions will all become effective on October 1, 2009:
As previously announced, Mr. Terry D. McCallister, who is currently President and Chief Operating Officer of the Companies, will become Chairman and Chief Executive Officer of the Companies on October 1, 2009, succeeding Mr. James H. DeGraffenreidt, Jr., who will retire from the Companies on that date.
Mr. Adrian P. Chapman, who is presently serving as a Vice President of Washington Gas, will become President and Chief Operating Officer of the Companies.
Ms. Roberta Willis Sims, who is currently Vice President- Corporate Relations of Washington Gas, will become Vice President- Regulatory Affairs and Energy Acquisition of Washington Gas, responsibilities that are currently held by Mr. Chapman.
Mr. Eric Grant, who is currently Director – Corporate Communications of Washington Gas, will become Vice President- Corporate Relations of Washington Gas.
Mr. Gautam Chandra, presently Vice President for Business Process Outsourcing and Non-utility Operations for the Companies, will also expand his role to become Vice President- Business Development, Strategy and Business Process Outsourcing of the Companies.
ITEM 7.01 REGULATION FD DISCLOSURE
On June 25, 2009, the Companies issued a news release announcing these management changes. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following exhibit is furnished herewith:
99.1 News Release issued June 25, 2009.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)
Date: June 26, 2009	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Vice President and Chief Financial Officer